EXHIBIT 10.32

FREEZE TAG / TIC TOC STUDIOS

MASTER DEVELOPMENT AGREEMENT

This Development Agreement (“Agreement”) is entered into and effective as of February 18, 2015 (the “Effective Date”) by and between Freeze Tag, Inc., (“Freeze Tag”) a Delaware Corporation, having its principal place of business at 18062 Irvine Blvd., Suite 103, Tustin, CA 92780 and TIC TOC STUDIOS, LLC. (“DEVELOPER”), a California LLC, having a principal place of business at 11240 Magnolia Blvd, Ste. #204 North Hollywood, CA 91601.

RECITALS

WHEREAS, Freeze Tag designs, manufactures, publishes, distributes and markets games and applications to be used and played on a number of electronic devices, including but not limited to cellular phones, smart phones (including iPhone / iPod Touch, Android smart phones, and similar smart phones), personal digital assistants, tablets (including the iPad and other iOS and Android tablets), personal computers and other devices hereto referred to as “Freeze Tag’s Business”;

AND WHEREAS, DEVELOPER designs, develops and programs software for applications and games to be run and/or played on such electronic devices (referred to in this Agreement as “DEVELOPER’s Business”);

AND WHEREAS, Freeze Tag desires to have a game and/or series of games to be developed or enhanced based on the Property as specified in Exhibit A and subsequent exhibits and is the rightful owner of the intellectual property described in Exhibit A or has entered into an agreement with the holder of Intellectual Property Rights in the Property, for rights to develop and market such game(s).

AGREEMENT

1. DEFINITIONS

1.1  “Commercial Release” means the first commercial shipment or download of the Product by Freeze Tag (or its licensees), excluding any “beta” testing or similar quality control testing by a limited number of users who are not charged for the use or operation of the Product.

1.2  “Deliverables” means the items, including but not limited to executable software code, the artwork, game design document and other documentation to be delivered by DEVELOPER to Freeze Tag under this Agreement as described and limited on Exhibit A and subsequent detailed Exhibits. For the purposes of Section 4 hereof, Deliverables shall not include any DEVELOPER Proprietary Technology.

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1.4  “Development” means the design and development of the Product in accordance with the Specification and delivery of the Deliverables.

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1.5  “Intellectual Property Rights” means all forms of intellectual property and proprietary rights recognized by U.S. laws and other applicable foreign and international laws, treaties and conventions in intellectual property such as know-how, inventions, patents, patent rights, and registrations and applications, renewals, continuations and extensions thereof, works of authorship and art, copyrightable materials and copyrights (including, but not limited to, titles, computer code, designs, themes, objects, buildings and architecture, automobiles, characters, character names, stories, dialog, catch phrases, locations, game play, rules, concepts, artwork, animation, sounds, musical compositions, graphics and visual elements, audio-visual effects and methods of operation, and any related documentation), copyright registrations and applications, renewals and extensions therefor, mask works, industrial rights, trademarks, service marks, service names, trade names, logos, product names, trademark registrations and applications, renewals and extensions therefor, trade secrets, rights in trade dress and packaging, publicity, personality and privacy rights, rights of attribution, paternity, integrity and other similarly afforded “moral” rights; and all rights to sue for and remedies against past, present and future infringements or misappropriations of the foregoing.

1.6 “Moral Rights” refers to any rights to claim authorship of a work, to object to or prevent any modification of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a “moral right.”

1.7 “Milestone” means each development or delivery milestone for the Development as set forth in the Exhibit A and subsequent detailed Exhibits referenced on Exhibit A.

1.8 “Product” means the game based on and branded as the Property for the PC (and/or Mac), iPhone, iPad, smart phone, tablet, or other electronic device – including the Flash or other web enabled version, currently referred to in Exhibit A and subsequent detailed Exhibits, to be developed by DEVELOPER under this Agreement in accordance with the Specifications.

1.9 “Property” means the branded property referenced in Exhibit A and subsequent detailed Exhibits proprietary to Freeze Tag.

1.10 “Flash or other web enabled versions” as used herein shall mean software developed for distribution via the World Wide Web, and all similar modes of transmission now known or hereafter developed involving web distribution / play of software to personal computers. May also refer to the game using the same files as a web-playable version and designed to be played in a browser but distributed via CD or other physical storage means.

1.11 “Product Technology” means all copyrightable works, products, discoveries, developments, designs, improvements, inventions, concepts, processes, techniques, know-how, audiovisual elements, content and computer code (including all Source Code & Materials) (whether or not patentable, and whether or not at a commercial stage, or registerable under copyright or similar statutes) which are authored, made, conceived, reduced to practice or learned as a result of the Development excluding DEVELOPER Proprietary Technology.

1.12 “DEVELOPER Proprietary Technology” means the Intellectual Property Rights in the software tools and other technology described in Appendix A owned by DEVELOPER together with all derivatives, enhancements, improvements and modifications of such technology and any Intellectual Property Rights associated with the same.

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1.13 “DEVELOPER Trademarks” means any trade marks or trade names belonging to DEVELOPER.

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1.15  “Schedule” refers to the project schedule, as specified and limited in Exhibit A and subsequent detailed Exhibits, and as may be amended during the Development by the mutual written agreement of Freeze Tag and DEVELOPER, for the execution, completion and review of the Development and delivery, testing, and acceptance of the Deliverables.

1.16 “Source Materials” means all of the computer source code, source code documentation, and programmers’ notes for the Product Technology, including, but not limited to those listed in Appendix A.

1.17 “Specification and/or Design” means the concept, feature, functionality and performance specifications for the Product as supplied by Freeze Tag and set forth in Exhibit A and subsequent detailed Exhibits, as amended from time to time. The Specification / Design may be amended only by the mutual written agreement of Freeze Tag and DEVELOPER.

1.18 “Third Party Materials” means any audiovisual materials, content, data, software, libraries, copyrights, trademarks, service marks, or other materials owned or licensed by third parties which Freeze Tag agrees in writing may be included in the Product or used for the Development, including any listed in Exhibit A and subsequent detailed Exhibits.

2. DEVELOPMENT

2.1 Performance. DEVELOPER shall perform the Development to create the Product (Deliverables) in accordance with the Schedule and pursuant to the Specification / Design.

2.2 Specification Changes. DEVELOPER understands that Freeze Tag may request additions, deletions or other changes to the Development which may affect the Specification / Design at any time during the term of this Agreement. Within 5 business days of receiving any change request from Freeze Tag which DEVELOPER reasonably believes will increase the originally agreed upon budget by 5 percent or the originally agreed upon timeframe by at least 5 days, DEVELOPER shall provide Freeze Tag with a revised budget and timeframe to perform the Development reflecting the requested change. Upon notice of any additional fees and/or amendment to the Schedule, as required, to affect the change request, Freeze Tag shall confirm, in writing the acceptance or rejection of the change request to DEVELOPER. Upon written acceptance of the revised budget and timeframe by Freeze Tag, DEVELOPER and Freeze Tag shall work together to make any changes necessary to the Specification and the Schedule, and DEVELOPER shall perform the Development in accordance with the revised Schedule and the revised Specification / Design. In the event that Freeze Tag confirms its rejection of the change request, the original timeframe of each of the remaining Milestones shall be extended by the number of days DEVELOPER advises was spent by DEVELOPER on developing the revised budget and timeframe in response to such change request.

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2.3 Evaluation; Testing; Acceptance.

2.3.1 After delivery of each Deliverable, Freeze Tag shall evaluate such Deliverable for conformity to the Specification. If Freeze Tag determines that the Deliverable conforms to the Specification then it shall immediately send written notice of acceptance to DEVELOPER. If the Deliverable does not conform to the Specification, Freeze Tag shall submit a written rejection to DEVELOPER within five (5) business days after Freeze Tag’s receipt of such Deliverable, setting forth detailed reasons for rejection. In the event that Freeze Tag does not reject a Deliverable in writing within ten (10) business days after its receipt, the Deliverable shall be deemed accepted. DEVELOPER shall correct such rejected Deliverable within ten (10) business days (the “Correction Period”) following receipt of any written rejection thereof and redeliver the corrected Deliverable to Freeze Tag, and the procedure in this Section 2.3.1 shall be repeated.

2.3.2 If any rejected Deliverable cannot be corrected within thirty (30) days, then Freeze Tag may, at its option:

(a)	extend the period during which DEVELOPER may attempt to correct the Deliverable; or

(b)

suspend performance and retain the Deliverable with rights as set forth in Section 4, provided that Freeze Tag pays DEVELOPER for all work performed at a rate equal to the number of hours worked on such Deliverable at DEVELOPER’s standard hourly rates of (HOURLY RATE HERE), not to exceed 75% of the payment due for that milestone;

In the event that Freeze Tag chooses to retain the Deliverables in accordance with paragraph (b) of this section 2.3.2, DEVELOPER shall provide Freeze Tag with the Source Materials for such Deliverables.

2.4 Project Management. Each party will identify to the other a project manager who will serve as such party’s primary contact for matters relating to the Development. Each party may identify to the other additional contact persons for specific aspects of the Development. Each party may change its list of contacts at any time by giving notice to the other party in conformity with Section 12.1.

2.5 Status Reports. At Freeze Tag’s request DEVELOPER will provide Freeze Tag a written status report via e-mail to discuss any of the above issues.

2.6 Warranty. DEVELOPER shall, as promptly as reasonably possible, correct all of the Product’s non-conformities with the Specification / Design of which Freeze Tag notifies DEVELOPER in writing prior to or within thirty (30) days after Commercial Release of the Product, and DEVELOPER shall promptly furnish the corrected Product to Freeze Tag. If DEVELOPER makes any corrections, enhancements, modifications and/or updates to the Product within such period, DEVELOPER shall promptly make all such corrections, enhancements, modifications and/or updates available to Freeze Tag on such media as Freeze Tag may reasonably request. This shall be Freeze Tag’s sole and exclusive remedy relating to the quality and performance of the Product.

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2.8 No Breach. In no event shall DEVELOPER be in breach of any provision of this Agreement by reason of its failure to fulfill any obligation hereunder where such failure is caused by Freeze Tag's failure to provide any information, material, licenses, instructions, approvals or other acts, goods or services under this Agreement. This clause shall survive the expiration or earlier termination of this Agreement.

3. PAYMENT FOR SERVICES

3.1 Development Fees. Freeze Tag shall pay DEVELOPER for the Development as set forth in Exhibit A and subsequent detailed Exhibits, provided that: (i) DEVELOPER has completed and delivered to Freeze Tag the Deliverables associated with such Milestone with respect to each payment Milestone; and (ii) Freeze Tag has accepted the Deliverables associated with such Milestone with respect to each payment Milestone. Such payments will be made by Freeze Tag within thirty (30) days from Freeze Tag’s receipt of DEVELOPER’s invoice associated with the applicable payment Milestone. DEVELOPER must invoice Freeze Tag for each payment Milestone when due in accordance with this Section 3 and Exhibit A and subsequent detailed Exhibits.

3.2 Royalty Payments. If applicable, Freeze Tag shall pay to DEVELOPER royalties (“Royalties”) based on Freeze Tag’s Net Publishing Revenue (as defined below) from the distribution, sale, license and/or other exploitation of the Product by Freeze Tag in accordance with this Section 3. Royalties payable by Freeze Tag to DEVELOPER are defined in Exhibit A and subsequent detailed Exhibits. “Net Publishing Revenue” shall mean gross amounts from any and all sources that are actually received by Freeze Tag from the sale, license, distribution and exploitation of the Products as provided for in this Agreement, less any amounts paid to a Licensor(s), less any advance or development monies paid to the DEVELOPER, less any User Acquisition Costs spent by Freeze Tag, less variable costs strictly related to running, maintaining and updating the game such as content servers, platform service fees (such as DeltaDNA, Locatlytics, Parse, Leanplum, etc.) and other similar services (which will not include labor costs), and less any authorized unrelated third party distributor of a Product. In the event that the Product is included in a collection of other titles offered for a single price, Royalties payable under this clause shall be calculated based on the pro-rata subscription (or fixed) price for the Product as a percentage of the total subscription / fixed prices for all titles in the collection.

3.3 Royalty Payment Schedule. Freeze Tag will pay DEVELOPER its earned Royalties on a quarterly basis via check through the US mail (or other certified delivery service) no later than thirty (30) days after the close of the quarter in which royalties have been received by Freeze Tag. Freeze Tag’s fiscal year end is December 31. At DEVELOPER’s request, Freeze Tag will make the Royalty Payment via wire transfer, but the wire transfer fee for this transaction will be subtracted as an expense from the Royalties due to DEVELOPER.

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3.4 Auditing Records. For products or services that have a Royalty sharing component as described in an Exhibit. Freeze Tag shall maintain copies of sales and royalty records it receives from distributors, sales representatives, developers and any other party permitted to exploit any component of the Product. Freeze Tag shall provide DEVELOPER a copy of the calculation of Net Publishing Revenue used for the purposes of calculating Royalty payments to DEVELOPER with each payment of Royalties made to DEVELOPER. DEVELOPER will have the right every six (6) calendar months during the Term to have an independent auditor examine Freeze Tag’s books, records and accounts during regular business hours for the purpose of verifying Royalties owed to DEVELOPER hereunder. Each such examination will be upon at least five (5) days prior written notice to Freeze Tag and will not unreasonably interfere with Freeze Tag’s business. DEVELOPER and the independent auditor shall keep all materials related thereto confidential. If any examination discloses a shortfall in any Royalty payment due DEVELOPER of more than ten percent (10%), Freeze Tag will pay the fee of the auditors for that examination, in addition to the payment of such shortfall, and DEVELOPER will be entitled to perform an additional examination within one (1) year from the date of the examination that disclosed such shortfall, at Freeze Tag’s expense. In the event that Royalties become payable to DEVELOPER under this Agreement, this section 3.5 shall survive the termination of this Agreement for a period of six (6) months.

3.5 Accruing Interest. Without limiting DEVELOPER's rights and remedies hereunder, in the event Freeze Tag fails to make any payment when due hereunder, interest shall accrue on the amount owed as of the due date at an interest rate of (a) one percent (1.0%) per month or twelve percent (12.0%) annually, or (b) the highest rate allowed by law, whichever is less.

3.6 Termination of the Agreement. In the event of termination of this Agreement pursuant to Section 10 Freeze Tag shall pay DEVELOPER for all work performed at a rate equal to the number of hours worked on such Deliverable at DEVELOPER’s standard hourly rates of (HOURLY RATE HERE) as per Exhibit A and subsequent detailed Exhibits, not to exceed 75% of the payment due for that milestone. In the event that Freeze Tag wishes to retain the Product and all of the Product Technology developed up to the date of termination, Freeze Tag and DEVELOPER shall negotiate in good faith an agreed upon amount, not to exceed 75% of the fees already paid, ADDITIONAL TERMS HERE

4. RIGHTS/ASSIGNMENT

4.1 Product. As between the parties and except as expressly provided elsewhere in this Agreement, upon Freeze Tag’s acceptance pursuant to Section 2.3:

4.1.1 PRODUCT RIGHTS HERE;

4.1.2 PRODUCT TECHNOLOGY RIGHTS HERE;

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4.2 DEVELOPER Proprietary Technology. The parties understand that certain software programs, routines and other intellectual property developed and/or owned by DEVELOPER through the course of its regular business activities may be incorporated into or utilized in the development of the software provided to Freeze Tag. See Appendix A for a description of DEVELOPER’s Proprietary Technology. Upon Freeze Tag’s acceptance of the Deliverable pursuant to section 2.3, DEVELOPER hereby grants to Freeze Tag a nonexclusive, worldwide, royalty-free license to use any DEVELOPER Proprietary Technology provided to Freeze Tag embedded in such Deliverable, provided that use of the Developer Proprietary Technology is limited to the manner in which it is embedded and shall not be exploited separate and apart from the Product.

4.3 Ownership. OWNERSHIP TERMS HERE.

4.4 Exclusivity. DEVELOPER acknowledges and agrees that the Product Technology and the Deliverable(s) specified in Exhibit A and subsequent detailed Exhibits are being made exclusively for Freeze Tag, and DEVELOPER further agrees that it will not sell or otherwise distribute the same to any entities, provided that Freeze Tag has accepted the Product in accordance with Section 2.3 hereof and has paid DEVELOPER the Development Fee. Notwithstanding the foregoing and as a matter of clarity, Freeze Tag acknowledges and agrees that solely with respect to the Product Technology, DEVELOPER shall be entitled to sell or distribute the same to third party entities and Freeze Tag shall not be entitled to share in any proceeds or revenue received by DEVELOPER as a result of any such exploitation thereof.

5. PRESS RELEASES

The contents of any press releases or other announcements of either party regarding any of the details contained in this Agreement or the rights granted hereunder, which shall be deemed to be Confidential Information, shall be approved by the other party in writing prior to being released or made.

6. DISTRIBUTION

6.1 No Obligation. Notwithstanding any other provision of this Agreement, Freeze Tag shall have the right, in its sole and absolute discretion, to determine whether or not to release, publish, or distribute the Product. Freeze Tag shall determine in its sole discretion the nature and scope of any promotional and distribution efforts undertaken by Freeze Tag with respect to the Product, and DEVELOPER acknowledges that Freeze Tag may in its sole discretion limit, suspend or terminate the availability, promotion or distribution of the Product at any time and for any reason without incurring any liability to DEVELOPER.

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7. CONFIDENTIALITY

7.1 Confidentiality of Terms. Each party shall treat all of the terms of this Agreement as confidential and shall not disclose them to any third party, except (i) to its employees, affiliates and its immediate legal and financial consultants on a need to know basis as required in the ordinary course of that party’s business; and (ii) as required by government or judicial order, provided each party gives each other party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure. Further, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or as an exhibit to a party’s required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by all parties and filed with the applicable governmental or regulatory authorities.

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8. WARRANTIES AND INDEMNIFICATIONS

The representations, warranties, and covenants in this Section 8 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder.

8.1 DEVELOPER. DEVELOPER warrants and represents that:

8.1.1 It has the full power to enter into and perform its duties under this Agreement;

8.1.2 DEVELOPER is not presently subject to, nor will DEVELOPER subsequently enter into, any agreement effective during the term of this Agreement, nor is there any pending or threatened claim, nor does any third party or fact exist to DEVELOPER’s knowledge, that would limit DEVELOPER’s ability to perform its obligations under this Agreement;

8.1.3 The Deliverables will meet the Specifications and (subject to Freeze Tag’s warranty in section 8.3) shall be original works of or on behalf of DEVELOPER to the best of DEVELOPER’s knowledge and will comply with applicable laws and regulations of the United States of America;

8.2 Freeze Tag. Freeze Tag warrants and represents that:

8.2.1 It is has the full power to enter into and perform its duties under this Agreement;

8.2.2 Its publishing and other exploitation of the Games shall be in accordance with applicable law and not infringe the rights of any third party;

8.2.3 It shall not and nor shall it permit others to decompile, reverse-engineer, or make derivative works from the DEVELOPER Proprietary Technology (as defined in Appendix A to this Agreement).

8.3 Third party materials.

8.3.1 With regard to Third Party Materials that Freeze Tag requires or requests DEVELOPER to include in the Deliverables, Freeze Tag warrants and represents that such materials are not in violation of any rights existing now under any law and/or regulation. In the event of Freeze Tag’ breach of the warranty of this section 8.3.1, then Freeze Tag shall indemnify, defend and hold harmless DEVELOPER, and its officers, directors, employees, contractors, and agents.

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8.3.2 With regard to Third Party Materials that DEVELOPER includes in the Deliverables, DEVELOPER warrants and represents that to the best of its knowledge such materials are not in violation of any rights existing now under any law and/or regulation. In the event of DEVELOPER’s breach of the warranty of this section 8.3.2, then DEVELOPER shall indemnify, defend and hold harmless Freeze Tag, and its officers, directors, employees, contractors, and agents.

8.4 Disclaimer. Other than the warranties expressly provided in this Section 8, no other warranties regarding the Product, the Product Technology, the Deliverables, the Development generally, or DEVELOPER Intellectual Property are provided and are hereby expressly disclaimed to the fullest extent permitted by law (including but not limited to any warranties of fitness for a particular purpose, merchantability, operability, and anticipated revenue implied by law or course of dealing, usage or trade).

8.5 Indemnification. Each Party agrees to indemnify, defend and hold harmless the other party, and its officers, directors, employees, contractors, and agents, from and against any loss, damage, expense, or cost, including reasonable attorney’s fees, arising out of any claim, demand, or suit arising from a breach of any of its warranties set out in this section 8.

9. TERM

9.1 Term. The term of this Agreement shall commence as of the Effective Date and shall continue, unless earlier terminated as provided in Section 10, until such time as Freeze Tag has accepted the final version of the Product in accordance with Section 2.3.

10. TERMINATION

10.1 Termination By Either Party For Cause. Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

10.1.1  The other party commits a material breach of any warranty, term, condition or covenant of this Agreement, other than those contained in Section 7, and fails to cure that breach within thirty (30) days after written notice thereof; or

10.1.2  The other party is in material breach of Section 7.

10.2 Termination for Failure to Deliver. If DEVELOPER fails to deliver any Deliverable within the dates specified in the Schedule or if any of the Deliverables cannot be corrected within a specified period of time, as mutually agreed upon by DEVELOPER and Freeze Tag, then Freeze Tag may, at its option, immediately terminate this Agreement upon written notice to DEVELOPER.

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10.3 Termination By Either Party Without Cause. Either party can terminate this Agreement without reason or cause with 30 days written notice.

10.4 Survival. Intellectual Property Rights granted hereunder, confidentiality obligations, and obligations to pay and report on Royalties and DEVELOPER’s associated audit rights shall survive any termination of this Agreement, and shall continue to be enforceable.

10.5 Rights. Neither party shall be entitled to any compensation or claim for goodwill or other loss, cost or expense, which either of them may suffer or claim to have suffered solely by reason of termination or expiration of this Agreement, provided, however, that nothing herein shall operate to limit any other rights or remedies available to a non-defaulting party at law or in equity upon the breach of this Agreement by the other party nor shall termination affect the accrued rights and remedies of the parties at termination which unless expressly provided to the contrary in this Agreement shall survive any termination howsoever caused.

11.  LIMITATION OF LIABILITY

PROVIDED ALWAYS THAT NOTHING SHALL LIMIT OR EXCLUDE EITHER PARTY’S LIABILITY (1) FOR FRAUD OR (2) FOR DEATH OR PERSONAL INJURY CAUSED BY ITS OR ITS EMPLOYEES’ NEGLIGENCE OR (3) PURSUANT TO THE INDEMNITIES GIVEN BY THAT PARTY IN SECTION 8 OF THIS AGREEMENT:

(A) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES OF ANY KIND, INCLUDING LOSS OF ANTICIPATED PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE; AND

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12.  GENERAL

12.1 Notices. All notices and requests in connection with this Agreement shall be deemed given (1) as of the day they are received if sent either by messenger, international express delivery service, or by fax with a postal copy by certified mail, postage prepaid, return receipt requested, and (2) as of the day they were sent if sent by e-mail. In each case notice shall be addressed to the appropriate party at its address set forth on page 1 of this Agreement or to such other address as such party may designate pursuant to this notice provision.

12.2 Independent Contractors. DEVELOPER is an independent contractor for Freeze Tag, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties. Except as otherwise expressly provided in this Agreement, each party shall bear all of its own costs, including the salaries of its employees and fees of its contractors, in performing its obligations under this Agreement.

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12.3 Governing Law. This Agreement shall be governed by the laws of the State of California as though entered into between California residents and to be performed entirely within California. DEVELOPER consents to jurisdiction and venue in the state and federal courts located in the Central or Southern District of California. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys’ fees. The parties hereto expressly decline the application of the United Nations Convention on Contracts for the International Sale of Goods.

12.4 Assignment. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and lawful assigns; provided, however, that DEVELOPER may not assign this Agreement, in whole or in part, at any time before thirty (30) days following the Commercial Release of the Product have elapsed without the prior written approval of Freeze Tag. Notwithstanding the foregoing, DEVELOPER may assign its rights and its benefits (but not its obligations) under this Agreement to a third party, but must first obtain written approval from Freeze Tag in order to do so, which approval shall not be unreasonably withheld.

12.5 Construction. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

12.6 Waiver. The waiver by either party of a breach or default of any provision to this Agreement by the other party shall not be construed as a waiver of any succeeding breach or default of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have thereunder operate as a waiver of any right, power or privilege of such party.

12.7 Survival of Obligations. All obligations and associated rights under this Agreement shall survive the expiration or termination of this Agreement and continue to be enforceable.

12.8 Severability. In the event that any provision or particular application of a provision of this Agreement is held to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions or of other applications of the affected provision shall not be affected and the rights and obligations of the parties shall not be construed and enforced as if this Agreement did not contain the particular provision or particular application of that provision that is held to be unenforceable.

12.9 Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in interpreting or construing this Agreement.

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12.10 Counterparts and Facsimile. This Agreement may be executed (including, but not limited to, by facsimile signature) in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed will be deemed to be an original, and all such counterparts will be construed together and will constitute one Agreement.

12.11 Force Majeure. Neither party shall be responsible for any delays or failure to perform caused by or resulting from any act, omission or condition beyond the respective Party’s reasonable control, whether or not foreseeable, including without limitation Acts of God, strikes, lockouts, riots, war, governmental regulations, fire, power failure, earthquakes, severe weather or other natural disaster, or any failure of software, hardware or communications equipment.

12.12 Entire Agreement. This Agreement does not constitute an offer by Freeze Tag or DEVELOPER and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the Development of the Products specified in Exhibit A and subsequent detailed Exhibits, and all other subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of DEVELOPER and Freeze Tag by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

Freeze Tag, Inc.	Tic Toc Studios, LLC.

By (Sign)	By (Sign)

Name (Print)	Name (Print)

Title	Title

Federal Tax ID Number

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Appendix “A”

Description of DEVELOPER’s Proprietary Technology

DEVELOPER shall retain ownership of the following technology disclosed herein and Freeze Tag shall be entitled to use the DEVELOPER Proprietary Technology only as described in section 4 or otherwise expressly provided in this agreement.

Description:

Developer’s PRE-EXISTING INTELLECTUAL PROPERTY and Proprietary Technology DESCRIPTION HERE.

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Appendix “B”

Copyright Assignment

The undersigned hereby assigns in perpetuity all rights, title and interest in and to the materials described below, including the copyright thereof, in the United States and throughout the world, together with any rights of action which may have accrued under said copyrights, which are owned by the undersigned, for One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, to FREEZE TAG, Inc.

Work: All protectable elements and materials relating to the name, the characters and the artwork to be developed by DEVELOPER under that certain Master Development Agreement by and between FREEZE TAG, INC. and DEVELOPER dated 18 FEBRUARY 2015 which fall within the definition of “Deliverables” provided therein including, without limitation, all protectable elements and materials related to the Product therein described, but excluding “DEVELOPER Proprietary Technology” as therein defined.

Dated:_________________________	By:
Name:
Title:
Address:

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Exhibit “A”

Property: TITLE NAME HERE

Platform: iOS (includes iPhone, iPod Touch, iPad), Android (smartphone and tablet) – devices to be called out in Exhibit A1)

Additional Exhibit Info: Exhibit A1

Start Date: February 18, 2015

Completion Date: 6/15/2015

Development Fee: DEVELOPMENT FEE HERE

Standard Hourly Rates: HOURLY RATE HERE

License Holder of the “Property”: Freeze Tag, Inc.

Date Added to Exhibit A: February 18, 2015

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